UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

IndyMac ABS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-120706	95-4685267
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

155 North Lake Avenue		91101
Pasadena, California
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 Other Events.

     Filing of Computational Materials

     In connection with the offering of the IndyMac Residential Asset-Backed Notes, Series 2004-LH1 (the “Notes”), Lehman Brothers, Inc. (the “Underwriter”) has prepared certain Computational Materials (as defined below) for distribution to potential investors. Although IndyMac ABS, Inc. (the “Registrant”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Registrant did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, the term “Computational Materials” shall have the meaning given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission (the “SEC”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the SEC in response to the request of the Public Securities Association dated May 27, 1994, and supplemented in the No-Action Letter of February 17, 1995 issued by the SEC to the Public Securities Association. The Computational Materials listed as Exhibit 99.1 are filed on Form SE dated December 9, 2004. The Computational Materials consist of the pages that appear after the Form SE cover sheet.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

	ITEM 601(A) OF
	REGULATION S-K
EXHIBIT NUMBER	EXHIBIT NO.	DESCRIPTION
1	99.1	Lehman Brothers Inc. Computational Materials

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC ABS, INC. (Registrant)
Date: December 10, 2004	By:	/s/ Victor H. Woodworth
Victor H. Woodworth
Vice President and Senior Counsel

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Exhibit Index

	Item 601(a) of
Exhibit	Regulation S-K	Sequentially Numbered
Number	Exhibit No.	Description	Page
1	99.1	Computational Materials	Filed Manually